EXHIBIT 10.7

                                Revised Agreement
                                     Between
        Universal Access Network, L.P., d/b/a Network Event Theater (NET)
                                       and
                       The Fields + Hellman Company (F+H)

                                  May 20, 1997

The agreement of December 19, 1995, revising the prior agreement as of July 5, 1995, is modified and revised as follows:

1. After the date of this agreement, neither Freddie Fields nor Jerome Hellman shall be obligated to devote a substantial portion of his business time to his services for NET, but each of them shall continue to be available for consultation with NET's staff to the extent that he may be called upon for that purpose.

2. Freddie Fields, at his election, will continue to serve as a member of the Board of Directors of NET.

3. It is agreed that payments to be made by NET to F+H and Fields and Hellman individually, have been made through the month of June, so that there will be six (6) months of payment remaining under the contract. The total obligation of NET for said six months of salary and overhead will total $412,812 for the six months commencing July 1, 1997. NET agrees that it will make full payment of said sum to F+H (and/or Fields and Hellman individually) in the manner provided for below, despite the fact that there shall be no further obligation on the part of F+H and Fields and Hellman to devote a substantial portion of his business time to his services for NET.

4. The $412,812 above referred to is computed and consists of six (6) months of salary based upon an annual salary of $550,000 plus six (6) months of overhead computed at the rate of $275,625 per year.

5. NET shall continue to make the salary and overhead payments on a monthly basis, but NET may at any time determine to pay the then unpaid balance of the total salary and overhead obligation by making a lump sum cash payment to F+H equal to 50% of that balance and by simultaneously issuing to Fields and Hellman registered stock of NET for the remaining 50% of that balance, the number of shares to be issued to be based upon the market value of the stock at the end of the day preceding the day Fields + Hellman receives its lump sum cash payment for the entire unpaid balance. Such stock shall be divided equally among Fields and Hellman.


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6.   F+H Fields and Hellman individually will have no further responsibility to
     NET for any NET expenses, and NET will have no further responsibility to F+H and Fields and Hellman individually for any of their expenses unless such expenses are incurred at NET's specific request. As an exception to foregoing, however, the parties agree that a portion of the premises under lease to F+H, including the conference room and the central work station, are in fact shared by F+H and NET, and NET agrees therefore to reimburse F+H on a monthly basis for an aliquot share of F+H's rent, based upon an equal sharing between NET and F+H of the rent applicable to the foregoing areas, so long as they are being mutually used by both F+H and NET.

7. This document represents all of the terms and agreements of the amending arrangement between NET and F+H.


                                        The Fields + Hellman Company

                                        By /s/ Freddie Fields
                                          ---------------------------

                                        /s/ Jerome Hellman
                                        -----------------------------
                                        Jerome Hellman, individually

                                        /s/ Freddie Fields
                                        -----------------------------
                                        Freddie Fields, individually


                                        Network Event Theater, Inc.


                                        By /s/ Harlan Peltz
                                          ---------------------------
                                           Harlan Peltz, Chairman


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